Exhibit 16

                  March 20, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

      We have read the statements made by ANTs software inc. (copy attached), which we understand will be filed with the Commission, as part of the Company's Form 10-KSB dated March 20, 2001 and Proxy Statement dated March 20, 2001. We agree with the statements in such Form 10-KSB and Proxy Statement.

                                        Very truly yours,


                                        /s/ Farber & Hass, LLP

                                        Farber & Hass, LLP